Exhibit 99.1

FOR IMMEDIATE RELEASE

NEWSTAR REPORTS SECOND QUARTER RESULTS

Core Lending Business Drives Solid Operating Performance

•	$7.7 million of adjusted net income in the second quarter or $0.21 adjusted earnings per diluted share

•	$3.4 million net income in the second quarter or $0.09 net income per diluted share on a GAAP basis

•	$2.5 billion of assets in the managed loan portfolio, up 18% from the first quarter

•	Credit quality stable, no loan charge offs as of June 30, 2007

•	$900 million of committed incremental funding capacity and $190 million of liquidity

Boston – August 8, 2007 – NewStar Financial, Inc. (NASDAQ: NEWS), today reported adjusted net income for the second quarter of 2007 of $7.7 million, or adjusted earnings of $0.21 per diluted share. On a GAAP basis, the company reported net income of $3.4 million, or $0.09 per diluted share, including the $2.7 million after-tax loss on the previously announced sale of securities and loan assets.

“Adjusted net income” and other non-GAAP financial measures used in this release are defined under “Non-GAAP Financial Measures” on page 4. We have provided a reconciliation between GAAP and adjusted (non-GAAP) measures in the attached financial tables.

“The strength of our second quarter earnings was driven by the solid performance in our core lending business. I believe the value of our direct origination platform will be even more evident in this challenging market environment,” said Tim Conway, Chairman and Chief Executive Officer. “With a liquid balance sheet and significant funding capacity we are well-positioned to capitalize on opportunities in the second half of 2007.”

Strong Origination Volume

•

Overall origination volume for the quarter was $685 million, of which $121 million was syndicated to others, $143 million was sold to the NewStar Credit Opportunities Fund (NCOF), $52 million was originated for the managed ArcTurus CLO and $369 million was retained on NewStar’s balance sheet.

•	Middle Market Corporate generated approximately 75% of the new volume in the quarter, while Commercial Real Estate and Structured Products produced 17% and 8%, respectively.

•	We continued to grow our proprietary direct origination platform, adding two new senior bankers in the second quarter.

Growth in Managed Loan Portfolio

•

Managed loan portfolio increased to $2.5 billion as of June 30, 2007, up 18% or $380 million from $2.1 billion at March 31, 2007, which excludes the assets sold. Assets managed for the NCOF increased by $67 million, or 17%, from $382 million as of March 31, 2007 to $449 million at June 30, 2007.

•

Our business continues to be balanced across industry sectors and highly diversified across issuers. As of June 30, 2007, no single issuer represented more than 1% of our total assets excluding loans held-for-sale and the ten largest issuers comprised approximately 10% of the loan portfolio.

•

We continue to be highly selective and focused on senior debt products, with 88% of the loan portfolio invested in senior secured loans and senior debt investments, up from 78% in the first quarter 2007.

Net Interest Income / Margin

•	Net interest income before provision for credit losses was $23.3 million for the second quarter 2007 compared to $22.0 million for the first quarter 2007 and $10.3 million for the second quarter 2006.

•

Net interest margin was 4.22% for the second quarter 2007 compared to 4.50% for the first quarter 2007 and 3.81% for the second quarter 2006. Adjusted net interest margin was 4.29% for the second quarter 2007 compared to 4.51% for the first quarter 2007 and 4.20% for the second quarter 2006.

Non-Interest Income

•

Non-interest income was $0.4 million for the second quarter 2007, up from the $10.7 million loss for the first quarter 2007, reflecting the impairment in the RMBS portfolio and the loss on securities sold during the second quarter 2007. Non-interest income was $2.0 million for the second quarter 2006.

•	Adjusted non-interest income was $4.8 million for the second quarter 2007 compared to $2.1 million for the first quarter 2007 and $2.0 million for the second quarter 2006.

Stable Commercial Loan Credit Quality

•	As of June 30, 2007, we did not have any impaired loans and had not experienced any loan charge offs.

•	As of June 30, 2007, we had an allowance for credit losses of $25.4 million, or 1.40% of loans compared to $22.9 million, or 1.40%, at March 31, 2007 and $12.3 million or 1.27% at June 30, 2006.

•	Provision expense was $2.5 million in the second quarter 2007 compared to $2.3 million in the first quarter 2007 and $2.8 million in the second quarter of 2006.

Funding/Capital

•	During the second quarter, we diversified our funding through a $600 million term debt securitization and added $400 million of new warehouse line capacity.

•	Total cash and equivalents as of June 30, 2007 were $245 million, of which $79 million was unrestricted.

•

Committed funding capacity exceeded $900 million as of June 30, 2007 and liquidity was approximately $190 million, including unrestricted cash and restricted cash available in CLOs for reinvestment in new loan production.

•	Total stockholders’ equity increased by 4% to $434 million over first quarter levels, which included the reversal of unrealized losses previously recorded as temporary impairment on the assets sold.

•	Book value per share of $11.99 increased by 4% from $11.50 for the first quarter 2007.

Expenses

•

Operating expenses were $15.6 million in the second quarter 2007 compared to $13.0 million in the first quarter 2007, due primarily to an increase in compensation and benefits as a result of higher incentive accruals and continued build out of our direct origination and asset platforms. Operating expenses were $7.1 million for the second quarter 2006.

•	Our adjusted efficiency ratio was 45% in the second quarter 2007.

Conference Call and Webcast

We will host a webcast/conference call to discuss the results today at 10:00 am Eastern Time. All interested parties are invited to participate via telephone or webcast, which will be hosted through the Investor Relations section of our website at www.newstarfin.com. Please visit the website to register for the webcast and test your connection prior to the call. You can also access the conference call by dialing (866) 316-1368 approximately 5-10 minutes prior to the call. International callers should dial (913) 312-6678. All callers should reference “NewStar Financial.”

For convenience, an archived replay of the call will be available through August 15, 2007 by dialing (888) 203-1112. International callers should call (719) 457-0820. For all replays, please use the passcode # 7734185. The audio replay will also be available through the Investor Relations section of our website at www.newstarfin.com.

About NewStar Financial

NewStar Financial is a specialized commercial finance company focused principally on meeting the complex financing needs of customers in the middle market through our corporate, commercial real estate, and structured products groups. Our senior banking teams call directly on customers to provide advice and finance a range of strategic transactions that may require some combination of senior secured, second lien and mezzanine financing. NewStar typically works with customers with financing needs of up to $150 million and cash flow as low as $5 million. We target ‘hold’ positions of up to $35 million, but may also underwrite or arrange transactions up to $100 million for syndications to other lenders.

We are headquartered in Boston MA, with regional offices in Darien CT, Chicago IL, San Francisco CA, San Diego CA, and Charleston SC. In December of 2006, NewStar completed an Initial Public Offering. The Company’s shares trade on the NASDAQ under the ticker symbol, NEWS. Please visit our website at www.newstarfin.com for more detailed transaction and contact information.

Contact:

Robert K. Brown

500 Boylston Street, Suite 1600

Boston, MA 02116

P 617.848.2558

F 617.848.4399

rbrown@newstarfin.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. As such, they are subject to material risks and uncertainties.

More detailed information about these factors is described in NewStar’s filing with Securities and Exchange Commission (the “SEC”), including Item 1A (“Risk Factors”) of our 2006

Form 10-K. NewStar is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. NewStar plans to file its Form 10-Q with the SEC on or before August 14, 2007 and urges its shareholders to refer to that document for more complete information concerning NewStar’s financial results.

Non-GAAP Financial Measures

References to “adjusted net income” and “adjusted earnings per share” mean net income or earnings per diluted share, respectively, as determined under GAAP, excluding the following items: i) compensation expense related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering; ii) earnings generated from the assets sold in the second quarter of 2007; and iii) the loss on the asset sale in the second quarter of 2007. GAAP requires that these items be included in net income. NewStar management uses “adjusted net income” and “adjusted earnings per share” to make operational and investment decisions, and NewStar believes that they provide useful information to investors in their evaluation of our financial performance and condition. Excluding the financial results of the assets sold during the second quarter and the compensation expense related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering, eliminates unique amounts that make it difficult to assess our core performance and compare our period-over-period results. A reconciliation of adjusted net income to net income is included on pages 6 and 7 of this release.

References to “adjusted net interest margin” mean annualized interest income as determined under GAAP (excluding interest income generated from the assets sold in the second quarter 2007 and annualized interest expense as determined under GAAP) less i) excluding interest and amortization of deferred financing costs on corporate debt and ii) interest expense incurred from the assets sold in the second quarter of 2007, divided by average interest earning assets excluding the assets sold in the second quarter for the period.

Adjusted return on average assets means adjusted net income divided by average assets for the period excluding the assets sold in the second quarter. Adjusted return on average equity means adjusted net income divided by average equity for the period. Adjusted efficiency ratio means operating expenses determined in accordance with GAAP less i) compensation expense related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering; ii) earnings generated from the assets sold in the second quarter of 2007; and iii) the loss on the asset sale in the second quarter of 2007. Adjusted cost of funds means adjusted interest expense divided by average interest bearing liabilities for the period less the average corporate debt outstanding for the period and the credit facility funding for the assets sold in the second quarter of 2007. The adjusted ratios exclude unique expenses that make it difficult to assess our core performance and compare our period-over-period results.

A reconciliation of our adjusted financial measures to their GAAP equivalents is included on pages 10 and 11 of this release. NewStar’s adjusted financial measures should not be considered as alternatives to financial measures determined in accordance with GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

NewStar Financial, Inc.

Consolidated Balance Sheets

(unaudited)

($ in thousands)	June 30, 2007	March 31, 2007	December 31, 2006	June 30, 2006
Assets:
Cash and cash equivalents	$79,297	$131,391	$103,269	$4,325
Restricted cash	166,120	66,501	40,174	153,012
Residual interest in securitization	29,677	—	—	—
Investments in debt securities, available-for-sale	41,446	183,032	203,121	142,206
Loans held-for-sale	132,908	52,270	62,620	54,058
Loans, net	1,778,437	1,600,821	1,437,832	944,117
Deferred financing costs, net	15,956	10,989	11,614	14,947
Interest receivable	12,967	18,343	19,849	12,133
Property and equipment, net	1,683	1,051	961	1,044
Deferred income taxes, net	8,531	15,965	14,705	6,770
Income tax receivable	7,683	7,460	—	—
Other assets	15,086	31,107	21,047	11,236

Total assets	$2,289,791	$2,118,930	$1,915,192	$1,343,848

Liabilities:
Repurchase agreements	$6,448	$26,856	$34,535	$33,990
Credit facilities	604,172	852,410	625,910	332,910
Term debt	1,198,225	784,725	774,225	757,264
Corporate debt	—	—	—	37,500
Accrued interest payable	20,014	11,263	23,200	9,134
Accounts payable	285	403	4,315	745
Income tax payable	—	—	4,166	714
Other liabilities	26,180	26,394	25,426	16,252

Total liabilities	1,855,324	1,702,051	1,491,777	1,188,509
Total stockholders’ equity	434,467	416,879	423,415	155,339

Total liabilities and stockholders’ equity	$2,289,791	$2,118,930	$1,915,192	$1,343,848

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended
($ in thousands, except per share amounts)	June 30, 2007	March 31, 2007	December 31, 2006	June 30, 2006
Net interest income:
Interest income	$50,575	$45,488	$39,243	$25,164
Interest expense	27,269	23,537	23,766	14,874

Net interest income	23,306	21,951	15,477	10,290
Provision for credit losses	2,490	2,312	5,941	2,841

Net interest income after provision for credit losses	20,816	19,639	9,536	7,449
Non-interest income:
Fee income	4,290	2,553	3,006	933
Asset management income	1,251	964	692	206
Gain on derivatives	270	84	73	465
Loss on investments in debt securities	(1,486)	(14,862)	(846)	—
Gain (loss) on sale of loans and debt securities	(4,342)	75	695	24
Other income	449	469	483	355

Total non-interest income	432	(10,717)	4,103	1,983
Operating expenses:
Compensation and benefits	12,494	10,532	47,738	5,096
Occupancy and equipment	610	492	486	416
General and administrative expenses	2,497	1,939	3,380	1,592

Total operating expenses	15,601	12,963	51,604	7,104

Income (loss) before income taxes	5,647	(4,041)	(37,965)	2,328
Income tax expense (benefit)	2,229	(1,595)	(5,911)	989

Net income (loss)	3,418	(2,446)	(32,054)	1,339
After tax adjustments:
Extinguishment of corporate debt expense (1)	—	—	2,805	760
IPO related compensation and benefits expense (2)	2,684	2,682	33,202	—
IPO related general and administrative expense (3)	—	—	621	5
Loss on assets sold (4)	2,662	7,736	—	—
Net interest income earned on assets sold (5)	(1,037)	(1,274)	(2,258)	(1,188)

Adjusted net income	$7,727	$6,698	$2,316	$916

Net income (loss) per share:
Basic	$0.09	$(0.07)	$(1.26)	$0.09
Diluted	$0.09	$(0.07)	$(1.26)	$0.09
Weighted average shares outstanding: (6)
Basic	36,258,021	36,257,589	25,376,446	14,699,530
Diluted	36,677,437	36,257,589	25,376,446	15,220,812
Adjusted net income per share:
Basic	$0.21	$0.18	$0.09	$0.06
Diluted	$0.21	$0.18	$0.09	$0.06
Adjusted weighted average shares outstanding: (6)
Basic	36,258,021	36,257,589	25,376,446	14,699,530
Diluted	36,677,437	36,841,994	25,910,522	15,220,812

(1)	Includes interest expense, call premium, termination fee and deferred finance costs associated with the Company’s corporate debt which was repaid on December 20, 2006.
(2)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.
(3)	General and administrative expense related to the Company’s initial public offering.
(4)	Loss incurred in connection with the sale of assets comprised of 50 debt securities and two loans during Q2 2007, and permanent impairments on these assets. The Company retained a 14.3% residual interest in these financial assets.
(5)	Net interest income earned on the assets sold during Q2 2007.
(6)	Weighted average shares for all periods reflect the conversions and reverse split that occurred at the IPO.

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Six Months Ended June 30,
($ in thousands, except per share amounts)	2007	2006
Net interest income:
Interest income	$96,063	$44,080
Interest expense	50,806	25,840

Net interest income	45,257	18,240
Provision for credit losses	4,802	4,244

Net interest income after provision for credit losses	40,455	13,996
Non-interest income:
Fee income	6,843	1,743
Asset management income	2,215	273
Gain on derivatives	354	722
Loss on investments in debt securities	(16,348)	—
Gain (loss) on sale of loans and debt securities	(4,267)	28
Other income	918	790

Total non-interest income	(10,285)	3,556
Operating expenses:
Compensation and benefits	23,026	10,450
Occupancy and equipment	1,102	796
General and administrative expenses	4,436	2,864

Total operating expenses	28,564	14,110

Income before income taxes	1,606	3,442
Income tax expense	634	1,462

Net income	972	1,980
After tax adjustments:
Extinguishment of corporate debt expense (1)	—	1,490
IPO related compensation and benefits expense (2)	5,366	—
IPO related general and administrative expense (3)	—	76
Loss on assets sold (4)	10,398	—
Net interest income earned on assets sold (5)	(2,311)	(2,001)

Adjusted net income	$14,425	$1,545

Net income per share:
Basic	$0.03	$0.16
Diluted	$0.03	$0.15
Weighted average shares outstanding: (6)
Basic	36,257,806	12,622,329
Diluted	36,765,552	13,143,612
Adjusted net income per share:
Basic	$0.40	$0.12
Diluted	$0.39	$0.12
Adjusted weighted average shares outstanding: (6)
Basic	36,257,806	12,622,329
Diluted	36,765,552	13,143,612

(1)	Includes interest expense, call premium, termination fee and deferred finance costs associated with the Company’s corporate debt which was repaid on December 20, 2006.
(2)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.
(3)	General and administrative expense related to the Company’s initial public offering.
(4)	Loss incurred in connection with the sale of a portfolio of 50 debt securities and two loans during Q2 2007, and permanent impairments on these assets. The Company retained a 14.3% residual interest in these financial assets.
(5)	Net interest income earned on the portfolio of financial assets sold during Q2 2007.
(6)	Weighted average shares for all periods reflect the conversions and reverse split that occurred at the IPO.

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

	Three Months Ended
($ in thousands)	June 30, 2007		March 31, 2007		December 31, 2006		June 30, 2006
Performance Ratios:
Return on average assets	0.62%		(0.50)%		(7.83)%		0.49%
Return on average equity	3.22		(2.34)		(50.91)		3.62
Net interest margin, before provision	4.22		4.50		3.82		3.81
Efficiency ratio	65.73		115.40		263.57		57.88

Credit Quality and Leverage Ratios:
Delinquent loan rate (at period end)	—		0.51		0.57		—
Non-accrual loan rate	—		—		—		—
Net charge off rate	—		—		—		—
Allowance for credit losses ratio (at period end)	1.40		1.40		1.40		1.27
Equity to assets (at period end)	18.97		19.67		22.11		11.56
Debt to equity (at period end)	4.16	x	3.99	x	3.39	x	7.48	x

Average Balances:
Loans and other debt products, gross	$2,018,218		$1,816,412		$1,525,105		$1,020,126
Interest earning assets	2,214,635		1,978,370		1,606,785		1,083,706
Total assets	2,187,828		1,988,910		1,623,952		1,098,540
Interest bearing liabilities	1,746,340		1,519,470		1,328,178		932,242
Equity	426,211		424,063		249,773		148,542

Allowance for credit loss activity:
Balance as of beginning of period	$22,882		$20,570		$14,629		$9,438
Provision for credit losses	2,490		2,312		5,941		2,841
Net charge offs	—		—		—		—

Balance as of end of period	$25,372		$22,882		$20,570		$12,279

Supplemental Data (at period end):
Investments in debt securities, gross	$45,556		$210,634		$217,314		$152,727
Loans held-for-sale, gross	133,337		52,698		63,277		54,484
Loans held-for-investment, gross	1,812,361		1,632,105		1,467,038		963,491

Loans and investments in debt securities, gross	1,991,254		1,895,437		1,747,629		1,170,702
Unused lines of credit	442,330		336,978		302,856		229,534
Standby letters of credit	11,770		8,719		6,990		4,052

Total funding commitments	$2,445,354		$2,241,134		$2,057,475		$1,404,288

Loan portfolio	$1,991,254		$1,895,437		$1,747,629		$1,170,702
Loans owned by NewStar Credit Opportunities Fund	449,147		382,354		283,378		79,999
Loans owned by ArcTurus	15,430		—		—		—
Less: assets sold (1)	—		201,726		179,979		115,700

Managed loan portfolio	$2,455,831		$2,076,065		$1,851,028		$1,135,001

Loans held-for-sale, gross	$133,337		$52,698		$63,277		$54,484
Loans held-for-investment, gross	1,812,361		1,632,105		1,467,038		963,491

Total loans, gross	1,945,698		1,684,803		1,530,315		1,017,975
Deferred fees, net	(10,771)		(10,182)		(10,468)		(8,269)
Allowance for loan losses	(23,581)		(21,530)		(19,395)		(11,531)

Total loans, net	$1,911,346		$1,653,091		$1,500,452		$998,175

Book value per share	$11.99		$11.50		$11.68		$10.16

(1)	Outstanding par value of the assets sold on June 29, 2007.

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

	Six Months Ended
($ in thousands)	June 30, 2007		June 30, 2006
Performance Ratios:
Return on average assets	0.09%		0.41%
Return on average equity	0.46		3.08
Net interest margin, before provision	4.35		3.84
Efficiency ratio	81.68		64.74

Credit Quality and Leverage Ratios:
Delinquent loan rate (at period end)	—		—
Non-accrual loan rate	—		—
Net charge off rate	—		—
Allowance for credit losses ratio (at period end)	1.40		1.27
Equity to assets (at period end)	18.97		11.56
Debt to equity (at period end)	4.16	x	7.48	x

Average Balances:
Loans and other debt products, gross	$1,917,872		$914,227
Interest earning assets	2,097,162		957,509
Total assets	2,073,259		971,929
Interest bearing liabilities	1,633,532		825,097
Equity	424,984		129,477

Allowance for credit loss activity:
Balance as of beginning of period	$20,570		$8,035
Provision for credit losses	4,802		4,244
Net charge offs	—		—

Balance as of end of period	$25,372		$12,279

Supplemental Data (at period end):
Investments in debt securities, gross	$45,556		$152,727
Loans held-for-sale, gross	133,337		54,484
Loans held-for-investment, gross	1,812,361		963,491

Loans and investments in debt securities, gross	1,991,254		1,170,702
Unused lines of credit	442,330		229,534
Standby letters of credit	11,770		4,052

Total funding commitments	2,445,354		$1,404,288

Loan portfolio	$1,991,254		$1,170,702
Loans owned by NewStar Credit Opportunities Fund	449,147		79,999
Loans owned by ArcTurus	15,430		—
Less: assets sold (1)	—		115,700

Managed loan portfolio	$2,455,831		$1,135,001

Loans held-for-sale, gross	$133,337		$54,484
Loans held-for-investment, gross	1,812,361		963,491

Total loans, gross	1,945,698		1,017,975
Deferred fees, net	(10,771)		(8,269)
Allowance for loan losses	(23,581)		(11,531)

Total loans, net	$1,911,346		$998,175

Book value per share	$11.99		$10.16

(1)	Outstanding par value of the assets sold on June 29, 2007.

NewStar Financial, Inc.

Non-GAAP Data

(unaudited)

	Adjusted Three Months Ended
($ in thousands)	June 30, 2007	March 31, 2007	December 31, 2006	June 30, 2006
Performance Ratios:
Return on average assets	1.55%	1.51%	0.63%	0.36%
Return on average equity	7.27	6.41	3.68	2.47
Efficiency ratio	44.50	41.62	49.01	57.19
Net interest margin, before provision	4.29	4.51	4.37	4.20
Yield on interest earning assets	9.24	9.34	9.63	9.27
Cost of funds	6.27	6.29	6.48	6.09

Credit Quality and Leverage Ratios:
Equity to assets (at period end)	18.97	21.74	24.40	12.65
Debt to equity (at period end)	4.16	3.51	2.98	6.56
Consolidated Statement of Operations Adjustments(1):
Interest income	$50,575	$45,488	$39,243	$25,164
Less: interest income on assets sold (2)	4,038	4,401	4,136	2,181

Adjusted interest income	$46,537	$41,087	$35,107	$22,983

Interest expense	$27,269	$23,537	$23,766	$14,874
Less:
Interest expense related to assets sold (2)	2,324	2,296	1,878	993
Interest & amortization related to corporate debt	—	—	2,728	1,322

Adjusted interest expense	$24,945	$21,241	$19,160	$12,559

Non-interest income	$432	$(10,717)	$4,103	$1,983
Plus: loss on assets sold (2)	4,400	12,787	522	—

Adjusted non-interest income	$4,832	$2,070	$4,625	$1,983

Operating expenses	$15,601	$12,963	$51,604	$7,104
Less:
Corporate debt prepayment fees	—	—	1,425	—
IPO related compensation and benefits expense (3)	3,843	3,841	39,129	—
IPO related general and administrative expense (4)	—	—	968	8

Adjusted operating expenses	$11,758	$9,122	$10,082	$7,096

Average Balances:
Interest earning assets	$2,214,635	$1,978,370	$1,606,785	$1,083,706
Less: assets sold (2)	193,795	192,949	160,083	89,152

Adjusted interest earning assets	$2,020,840	$1,785,421	$1,446,702	$994,554

Interest bearing liabilities	$1,746,340	$1,519,470	$1,328,178	$932,242
Less:
Credit facility funding for assets sold (2)	150,323	150,524	121,650	68,138
Corporate debt	—	—	33,016	37,500

Adjusted interest bearing liabilities	$1,596,017	$1,368,946	$1,173,512	$826,604

(1)	Adjustments are pre-tax.
(2)	On June 29, 2007, the Company completed the sale of assets comprised of 50 debt securities and two loans. The adjustment represents the financial impact of the sold assets.
(3)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.
(4)	General and administrative expense related to the Company’s initial public offering.

NewStar Financial, Inc.

Non-GAAP Data

(unaudited)

	Adjusted Six Months Ended
($ in thousands)	June 30, 2007	June 30, 2006
Performance Ratios:
Return on average assets	1.55%	0.35%
Return on average equity	6.84	2.41
Efficiency ratio	43.19	62.44
Net interest margin, before provision	4.39	4.32
Yield on interest earning assets	9.28	9.30
Cost of funds	6.28	5.96

Credit Quality and Leverage Ratios:
Equity to assets (at period end)	18.97	12.65
Debt to equity (at period end)	4.16	6.56
Consolidated Statement of Operations Adjustments(1):
Interest income	$96,063	$44,080
Less: interest income on assets sold (2)	8,439	3,558

Adjusted interest income	$87,624	$40,522

Interest expense	$50,806	$25,840
Less:
Interest expense related to assets sold (2)	4,620	1,557
Interest & amortization related to corporate debt	—	2,590

Adjusted interest expense	$46,186	$21,693

Non-interest income	$(10,285)	$3,556
Plus: loss on assets sold (2)	17,187	—

Adjusted non-interest income	$6,902	$3,556

Operating expenses	$28,564	$14,110
Less:
Corporate debt prepayment fees	—	—
IPO related compensation and benefits expense (3)	7,684	—
IPO related general and administrative expense (4)	—	133

Adjusted operating expenses	$20,880	$13,977

Average Balances:
Interest earning assets	$2,097,162	$957,509
Less: assets sold (2)	192,725	78,692

Adjusted interest earning assets	$1,904,437	$878,817

Interest bearing liabilities	$1,633,532	$825,097
Less:
Credit facility funding for assets sold (2)	150,422	54,138
Corporate debt	—	37,500

Adjusted interest bearing liabilities	$1,483,110	$733,459

(1)	Adjustments are pre-tax.
(2)	On June 29, 2007, the Company completed the sale of assets comprised of 50 debt securities and two loans. The adjustment represents the financial impact of the sold assets.
(3)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.
(4)	General and administrative expense related to the Company’s initial public offering.

NewStar Financial, Inc.

Portfolio Data

(unaudited)

($ in thousands)	June 30, 2007		March 31, 2007		December 31, 2006		June 30, 2006
Portfolio Data:
First mortgage	$304,596	15.3%	$243,637	12.9%	$216,888	12.4%	$141,321	12.1%
Senior secured asset-based	80,431	4.0	56,449	3.0	50,566	2.9	43,468	3.7
Senior secured cash flow	1,375,165	68.9	1,162,643	61.3	1,082,048	61.9	719,441	61.5
Senior subordinated asset-based	121,321	6.1	279,941	14.8	247,456	14.2	152,157	13.0
Senior subordinated cash flow	33,126	1.7	55,782	2.9	35,161	2.0	33,286	2.8
Second lien	65,585	3.3	64,731	3.4	70,875	4.1	37,000	3.2
Subordinated	10,307	0.7	31,533	1.7	43,916	2.5	43,315	3.6
Mezzanine	723	—	721	—	719	—	714	0.1

Total	$1,991,254	100.0%	$1,895,437	100.0%	$1,747,629	100.0%	$1,170,702	100.0%

Middle Market Corporate	$1,488,819	74.8%	$1,286,088	67.9%	$1,183,107	67.7%	$785,622	67.1%
Structured Products	170,776	8.6	341,894	18.0	333,787	19.1	229,860	19.6
Commercial Real Estate	331,659	16.6	267,455	14.1	230,735	13.2	155,220	13.3

Total	$1,991,254	100.0%	$1,895,437	100.0%	$1,747,629	100.0%	$1,170,702	100.0%